Exhibit 99.1

Enumeral Appoints Robert J. Easton to its Board of Directors

CAMBRIDGE, Mass.—July 30, 2015—Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM), today announced that it has appointed Robert J. Easton to its Board of Directors. Mr. Easton is a recognized leader in the life sciences and healthcare industries, having led strategy development and supervised opportunity assessments for hundreds of clients across the globe, including large and specialty pharmaceutical companies, early-stage and publicly traded biopharmaceutical companies, and diagnostics businesses. Mr. Easton currently serves as Co-Chairman of Bionest Partners, Inc., a consulting firm he co-founded that specializes in strategic planning for pharmaceutical, medical device and diagnostic companies.

“Bob’s analytical skills and deep domain knowledge have made him a valued advisor to many life sciences companies and other healthcare organizations. We are pleased to have his perspective on our Board, and look forward to his guidance as we continue to develop our internal pipeline and further advance our platform technology through strategic partnerships,” said Arthur H. Tinkelenberg, Ph.D., President and Chief Executive Officer of Enumeral.

John J. Rydzewski, Executive Chairman of Enumeral, added, “Bob’s industry experience and strategic insight, coupled with his service as an independent director of public life sciences companies, will greatly benefit Enumeral in achieving our strategic and operational objectives on behalf of our shareholders.”

“I am very excited to join Enumeral’s Board of Directors and have the opportunity to work with the company’s management team and the other Enumeral directors,” said Mr. Easton. “Enumeral is well-positioned to advance immunotherapy discovery and development through their proprietary technology platform, and I am eager to help contribute to the company’s growth as a sustainable, public biotechnology company.”

Prior to co-founding Bionest Partners, from 2007 to 2009 Mr. Easton was a director and Vice President of Apex Bioventures Acquisition Corporation, a special purpose acquisition company he co-founded that focused on the healthcare industry. From 2000 to 2006, Mr. Easton served as Chairman of Easton Associates, LLC, a consulting firm providing advisory services in the healthcare industry. From 1996 to 2000, he was a Managing Director of IBM Healthcare Consulting. Previously, Mr. Easton founded and served as President of The Wilkerson Group, a consulting firm focused on the pharmaceuticals and medical products industry, which was acquired by IBM in 1996. Mr. Easton spent 12 years in various management roles at Union Carbide and Union Carbide Europe, including in marketing and engineering in the clinical diagnostics business unit. Mr. Easton has served since 2002 on the Board of Directors of Cepheid, a molecular diagnostics company, where he also serves on the Nominating and Governance Committee. He previously served as a director of CollaGenex Pharmaceuticals, Inc. from 1994 until the company’s sale in 2008. Mr. Easton currently serves as chairman of the New York Biotechnology Association, and also serves on the Board of Advisors of the Global Cardiovascular Innovation Center at the Cleveland Clinic. He is Chairman of the Board of Directors of Gilda’s Club of New York, which provides social and emotional support to people living with cancer. Mr. Easton holds B.S. and B.A. degrees in chemical engineering from Rice University, and an M.B.A. from Harvard University.

Mr. Easton replaces Daniel B. Wolfe, Ph.D., who has stepped down after serving on the Enumeral board since 2009. Mr. Wolfe was the representative of Harris & Harris Group, Inc., a venture capital firm dedicated to building transformative companies from disruptive science, and was instrumental in founding Enumeral based on technology licensed from the Massachusetts Institute of Technology.

About Enumeral

Enumeral is a biopharmaceutical company discovering and developing novel antibody immunotherapies that help the immune system fight cancer and other diseases. The Company is building a pipeline focused on next-generation checkpoint modulators, with initial targets including PD-1, TIM-3, LAG-3, OX40, and VISTA. In developing these agents, Enumeral’s researchers apply a proprietary immune profiling technology platform that measures functioning of the human immune system at the level of individual cells, providing key insights for candidate selection and validation. For more information on Enumeral, please visit www.enumeral.com.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, among others, the risks that (a) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (b) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (c) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (d) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, (e) Enumeral’s ability to comply with governmental regulation, (f) the intensity of competition, (g) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas and (h) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contacts

Burns McClellan, Inc., on behalf of Enumeral Biomedical Holdings

Investors

Steve Klass, 212-213-0006

sklass@burnsmc.com

or

Media

Justin Jackson, 212-213-0006, ext. 327

jjackson@burnsmc.com